INDIANA STATE INVESTMENT TAX CREDIT	Indiana taxpayers (any individual or entity, including pass through entities, who have or whose members have any state tax liability), are eligible to apply for a 20% State Tax Credit. The Company has been certified as a Qualified Indiana Business for the purpose of the 20% Venture Capital Investment (VCI) Tax Credit pursuant to I.C. 6-3.1-24 et seq. This program has certain limits, including an annual limitation of $12,500,000 for the program and a $500,000 overall limit on investments into the Company. To be eligible to receive the credit, investors must submit a Qualified Capital Investment Application with the Indiana Economic Development Corporation for approval prior to making an investment. Copies of our Certification Letter and Qualified Capital Investment Applications are available upon request.

OMNICITY, INCORPORATED

$20,000 18 month 8% Convertible Redeemable Debenture

At the Option of the Holder this Debenture is Redeemable in Cash at Maturity or Common Stock of Omnicity Corp.

Interest Paid Quarterly

Maturity Date – January 2, 2011

Omnicity, Incorporated, an Indiana corporation (hereinafter called the "Company"), for value received, hereby promises to pay to William J Herdrich the principal sum of Twenty Thousand Dollars ($20,000) on January 2, 2011, and to pay interest thereon from the first date of issuance, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on October 2, 2009, January 2, 2010, April 2, 2010 and July 2, 2010, October 2, 2010 and January 2, 2011, at the rate of 8% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided herein, be paid to the Person in whose name this Debenture is registered. Payment of the principal of and interest on this Debenture will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

1. Definitions. For all purposes of this Debenture, except as otherwise expressly provided or unless the context otherwise requires, (i) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (ii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Debenture as a whole and not to any particular section or other subdivision; and (iii) the following terms have the following meanings, and include the plural as well as the singular:

"Act" when used with respect to any Holder has the meaning specified in Section 10.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday except any of such days on which banking institutions in the State of Indiana are closed pursuant to authorization of law.

"Common Stock" means the common stock, par value $.001, of Omnicity Corp.

"Company" means Omnicity, Incorporated.

"Debenture" means an obligation of the Company in the form of an Unrestricted Debenture.

"Default" has the meaning specified in Section 6.3.

"Defaulted Interest" has the meaning specified in Section 5.

"Event of Default" has the meaning specified in Section 6.1.

"Holder" when used with respect to this Debenture means the registered holder thereof as reflected in the records of the Company.

"Interest Payment Date" means the Stated Maturity of an installment of interest on this Debenture.

"Maturity" when used with respect to this Debenture means the date on which the principal of this Debenture becomes due and payable as herein provided, whether at the Stated Maturity, by declaration of acceleration, by call for redemption or otherwise.

"Omnicity Corp" means the parent company of Omnicity, Incorporated and is a Nevada Corporation listed on the OTCBB.

"OTCBB" means FINRA regulated Over-the-counter Bulletin Board.

"Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Redemption Date" when used with respect to this Debenture means a date fixed for redemption hereby or pursuant hereto.
"Redemption Price" when used with respect to this Debenture means the price at which it is to be redeemed pursuant hereto.

"Regular Record Date" for the interest payable on any Interest Payment Date means the date specified in Section 5.

"Senior Indebtedness" means the principal of, and interest on indebtedness (other than this Debenture and any other Debenture containing substantially the same terms as this Debenture) of the Company for money borrowed evidenced by bonds, notes, debentures or similar obligations, including any guaranty by the Company of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of this Debenture or is hereafter created, assumed or incurred, unless in the instrument

creating or evidencing such indebtedness it is provided that such indebtedness is not senior in right of payment to this Debenture and any other Debenture containing substantially the same terms as this Debenture. Senior Indebtedness shall include expenses of collection if and to the extent that such expenses are payable by the borrower under the instrument creating or evidencing the indebtedness.

"Special Record Date" for the payment of any Defaulted Interest (as defined in Section 5) means a date fixed pursuant to Section 5.

"Stated Maturity" when used with respect to this Debenture or any installment of interest hereon means the date specified in this Debenture as the fixed date on which the principal of this Debenture or such installment of interest is due and payable.

"Strike Price" when used with respect to the Common Stock of Omnicity Corp means the closing price of the Common Stock as quoted on the OTCBB.

"Unrestricted Debenture" means a debenture issued by the Company which may be transferred upon compliance with the usual requirements for transfer of negotiable securities.

2. Subordination

2.1. Agreement to Subordinate. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of this Debenture by his acceptance thereof likewise covenants and agrees, that the payment of the principal of, and interest on, this Debenture is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

2.2. Payments upon Distribution of Assets.

(a) Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation, reorganization, recapitalization or readjustment of the Company or its securities (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other arrangement or marshalling of the assets and liabilities of the Company, or otherwise),

(1) all Senior indebtedness shall first be paid in full, or have provision made for payment in full in cash, before the Holder is entitled to receive any payment on account of the principal of, or interest on, the indebtedness evidenced by this Debenture, and

(2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this Section 2, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest on, the

Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

(b) No payments on account of principal of, or interest on, this Debenture shall be made unless full payment of amounts then due for principal, sinking funds, and interest on all Senior Indebtedness has been made or duly provided for in cash. No payments on account of principal of, or interest on, this Debenture shall be made if, at the time of such payment or immediately after giving effect thereto, there shall exist under any Senior Indebtedness or any agreement pursuant to which any Senior Indebtedness is issued any default or any condition, event or act, which, with notice or lapse of time or both, would constitute a default or an event of default as defined in any such agreement.

(c) Upon the happening of any Event of Default and upon declaration that this Debenture is due and payable as provided in Section 6, then all principal of and interest on all Senior Indebtedness outstanding at the time of such Event of Default shall first be paid or prepaid in full, or such payment shall have been duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment on account of principal or interest is made upon this Debenture; *provided, however*, that if such declaration is waived, rescinded, or annulled as provided in said Section 6, then the requirement contained in this paragraph (c) for payment or prepayment (or provision therefor) of the Senior Indebtedness shall cease.

(d) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution (subject to Section 2.6) shall be immediately paid by such Holder, as the case may be, over to the holders of Senior Indebtedness remaining unpaid, or un-provided for, or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as provided in the foregoing subparagraph (2) of paragraph (a) of this Section 2.2, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

2.3. Subrogation. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated (equally and ratably with the holders of all subordinated indebtedness of the Company, which, by its terms, is not superior in right of payment to this Debenture, and ranks on a parity with this Debenture) to all rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, and interest on, this Debenture shall be paid in full, and for purposes of such subrogation, no such payment or distributions to the holders of Senior Indebtedness of cash, property or securities distributable to the holders of Senior Indebtedness under the provisions hereof which otherwise would be payable or distributable to the Holder shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Section 2 are and are intended solely for

the purpose of defining the relative rights of the Holder on the one hand, and the holders of the Senior Indebtedness on the other hand.

2.4. Obligation of Company Unconditional. Nothing contained in this Section 2 or elsewhere in this Debenture is intended to or shall alter or impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of, and interest on, this Debenture as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company, other than the holders of the Senior Indebtedness, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon the happening of any Event of Default under this Debenture, subject to the rights, if any, under this Section 2 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Section 2, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or a certificate of the liquidating trustee or agent or other Person making any distribution to the Holder for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2. In the event that the Holder determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this section, the Holder may request such Person to furnish evidence to the reasonable satisfaction of the Holder as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this section, and if such evidence is not furnished, the Holder may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

2.5. Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

2.6. Obligation of Company to Pay Debenture Not Impaired. Nothing contained in this Section 2 or elsewhere in this Debenture shall affect the obligation of the Company to make, or prevent the Company from making, at any time, except as provided in Section 2.2, payments of principal of, or interest on, this Debenture.

3. Transfer and Exchange. In order to effect registration of transfer to a single transferee of this Debenture, this Debenture shall be surrendered to the Company with a separate written acceptance agreement satisfactory to the Company duly completed and executed by the obligor thereunder and the transferee, respectively, in the manner contemplated thereby. Thereupon, a

Debenture in the same aggregate principal amount, registered in the name of the transferee, will be delivered to the transferee registered in the name of such transferee.

4. Mutilated, Destroyed, Lost or Stolen Debenture. If (i) this Debenture is mutilated and is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss or theft of this Debenture and (ii) there is delivered to the Company such security or indemnity as may be required by the Company to save the Company and any agent of the Company harmless, then, in the absence of notice to the Company that this Debenture has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debenture, a new Debenture, of like tenor and Principal amount, bearing a number not contemporaneously outstanding. In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture. Upon the issuance of any new Debenture under this section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith

5. Interest.

5.1. Computation of Interest. Interest on this Debenture shall be computed on the basis of a year of twelve 30-day months. Interest on this Debenture with respect to any period of less than a full calendar month shall be calculated on the basis of a fraction whose numerator is the actual number of days in such period times the interest rate per annum on this Debenture and whose denominator is the actual number of days in such calendar month times 12.

5.2. Payment of Interest. Interest on this Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day of the month (whether or not a Business Day) next preceding such Interest Payment Date. Any interest on this Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest" shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date; and, except as hereinafter provided, such Defaulted interest may be paid by the Company, at its election in each case, as provided in Clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names this Debenture is registered at the close of business on a Special Record Date for the payment of such Defaulted interest, which shall be fixed in the following manner. The Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 and not less than 10 days prior to the date of the proposed payment. The Company shall cause notice of the Proposed Payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder at his address as it appears in the Company's records not less than 10 days prior to such Special Record Date. Notice of the Proposed Payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name this Debenture is registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (ii):

(ii) The Company may make payment of any Defaulted Interest on this Debenture in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debenture may be listed, and upon such notice as may be required by such exchange.

Subject to the foregoing provisions of this section, each Debenture delivered upon transfer of or in exchange for or in lieu of this Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by this Debenture.

6. Remedies.

6.1. Events of Default. "Event of Default," wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or to be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the entry of a decree or order for relief by a court having jurisdiction in the premises with respect to the Company in any involuntary case under Title 11 of the U.S. Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(2) the commencement by the Company of a voluntary case under Title 11 of the U.S. Code or the consent by the Company to the entry of an order for relief in its respect in any involuntary case under Title 11 of the U.S. Code, or any other applicable federal or state law, or the consent by the Company to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due.

6.2. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing (but not in the event of a Default as defined in Section 6.3), then and in every such case the Holder may declare the principal of this Debenture to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable in cash. In the event that for any reason the foregoing acceleration provision shall be unenforceable, the Company agrees to pay immediately to the Holder, upon any such declaration of acceleration, in cash, as liquidated damages for loss of a bargain and not as a penalty, the principal amount of this Debenture.

6.3. Collection of Indebtedness and Suits for Enforcement. "Default" wherever used herein means any one of the following events (whatever the reason for such Default and whether it shall be voluntary or involuntary or is effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any installment of interest on this Debenture when such interest becomes due and payable and such default continues for a period of 30 days;

(2) default in the payment of principal of this Debenture at the Maturity thereof; or

(3) default in the performance of any covenant or warranty of the Company in this Debenture (other than a covenant or warranty a default in the performance of which is elsewhere in this Section 6.3 specifically dealt with), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Holder, a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Default Notice" hereunder.

The Company covenants that if any Event of Default or any Default under clauses (1) or (2) above shall occur, the Company will upon demand of the Holder pay the whole amount then due and payable on this Debenture for principal, and interest, with interest upon the overdue principal, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest at the rate or rates prescribed therefor in this Debenture, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Holder, its agents and counsel. If an Event of Default or a Default occurs and is continuing, the Holder may in its discretion proceed to protect and enforce its rights by such appropriate judicial proceedings as the Holder shall deem most effect to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Debenture or in the aid of the exercise of any power granted herein, or to enforce any other property remedy.

6.4. Unconditional Right of Holder to Receive Principal and Interest. The Holder of this Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of, and (subject to Section 5) interest on this Debenture at its Stated Maturity expressed in this Debenture (or in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of the Holder.

6.5. Restoration of Rights and Remedies. If the Holder has instituted any proceeding to enforce any right or remedy under this Debenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case the Company and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

6.6. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

6.7. Delay or Omission Not Waiver. No delay or omission of the Holder of this Debenture to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or acquiescence therein. Every right and remedy given by this Section 6 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

7. Consolidation, Merger, Conveyance or Transfer.

7.1. Company May Consolidate, etc. Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) The corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, and shall expressly assume, in form reasonably satisfactory to the Holder, the due and punctual payment of the principal of and interest on this Debenture and the performance of every covenant of this Debenture on the part of the Company to be performed or observed; and

(2) Immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become a Default or Event of Default, shall have happened and be continuing.

7.2. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to and be substituted for, and may exercise every right and power of the Company under this Debenture with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Debenture or any successor corporation which shall theretofore have become such in the manner prescribed in this section) shall be discharged from all liability under this Debenture and may be dissolved and liquidated.

8. Covenants.

8.1. Payment of Principal and Interest. The Company will duly and punctually pay or cause to be paid the principal of and interest on this Debenture in accordance with the terms of this Debenture.

8.2. Corporate Existence. So long as this Debenture shall be outstanding, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and will comply with all laws applicable to it; *provided, however*, that nothing in this section shall prevent (i) any consolidation, merger or conveyance or transfer of the properties of

the Company substantially as an entirety as permitted by Section 7, or (ii) the dissolution and liquidation of the Company after any such conveyance or transfer.

8.3. Waiver. The Company may omit in any particular instance to comply with any covenant or condition set forth in this Section 8 if before the time for such compliance the Holder shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

9. Redemption.

This debenture is non-redeemable prior to maturity.

9.1. Payment on Redemption. If notice of redemption shall have been given as provided in Section 9.2, this Debenture shall become due and payable on the Redemption Date and at the place stated in such notice at the Redemption Price, together with accrued and unpaid interest to the Redemption Date, and on and after such Redemption Date, interest on this Debenture shall cease to accrue. On presentation and surrender of this Debenture at the place of payment specified in such notice, this Debenture shall be paid and redeemed at the Redemption Price, together with accrued and unpaid interest thereon to the Redemption Date. Installments of interest whose Stated Maturity is on or prior to the Redemption Date shall continue to be payable to the Holder on the relevant Regular Record Dates according to their terms and the provisions of Section 5. If this Debenture has been called for redemption and shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by this Debenture.

9.2. Redemption Consideration. Consideration for the redemption price, together with accrued and unpaid interest thereon to the Redemption Date must be offered to the Holder in either United States currency or in common shares of Omnicity Corp. The rate of common shares to be offered is based on the average Strike Price of the Common Stock of Omnicity Corp (or its successors) for the 10 trading days prior to the Redemption Date less a 15% discount to such average Strike Price.

10. Acts of Holder. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange herefor or in lieu hereof in respect of anything done or suffered to be done by the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

11. Notices. Any request, demand, authorization, direction, notice, consent, waiver or Act of the Holder or other document provided or permitted by this Debenture to be made upon, given or furnished to, or filed with the Company by the Holder shall be sufficient for every purpose hereunder, except as provided in Section 6.3(3), if in writing and mailed, first class postage prepaid, to the Company addressed to it at 201 North Main Street, Rushville, Indiana 46173, or at

any other address previously furnished in writing to the Holder by the Company. Where this Debenture provides for notice to the Holder of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Holder at his address as it appears in the records of the Company not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Debenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

12. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or the Stated Maturity of this Debenture shall not be a Business Day, then (notwithstanding any other provision of this Debenture) payment of interest on, premium (if any) on or Principal of this Debenture need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

13. Other Provisions. This Debenture shall be construed in accordance with and governed by the laws of the State of Indiana. Nothing in this Debenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the holders of Senior Indebtedness, respectively, any benefit or any legal or equitable right, remedy or claim under this Debenture. In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby. All covenants and agreements in this Debenture by the Company shall bind its successors and assigns, whether so expressed or not. The section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.

Dated: June 19, 2009

OMNICITY, INCORPORATED

By: [signature]
Don Prest
Chief Financial Officer